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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                         Columbus McKinnon Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






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                  [LOGO OF COLUMBUS McKINNON CORP. w/ADDRESS]

                                                                  JULY 15, 1999

Dear CM Associate:

  Having recently completed work on your Company's annual report, we are again reminded that fiscal 1999 was a period of substantial accomplishment for Columbus McKinnon. We had a terrific year in mixed economic conditions and we remain highly confident about CM's future prospects. EVERY CM ASSOCIATE SHOULD TAKE GREAT PRIDE IN OUR RESULTS. THANKS FOR A JOB WELL DONE!

                               ----------------

  As you know, this year's Annual Meeting, scheduled for August 16, will involve a proxy contest started by a group of New York City-based stock traders and risk arbitrageurs. This group is attempting to replace 5 of your directors with their own nominees. You may be assured that your Board of Directors and Senior Officers are meeting this challenge head-on. It should interest you to know that CM officers, directors and the Company's employee stock ownership plan alone hold over 30% of CM's stock, compared to only 8.49% owned by the dissidents.

  CM's position with respect to the dissident group is fully detailed in our proxy materials, which we are now distributing to all Columbus McKinnon shareholders. In short, we are convinced that now is not the time to sell CM, because the Company is operating well and growing with many initiatives under way that should enhance its value. We will communicate with you further and keep you informed of significant events.

  If you are a Columbus McKinnon shareholder, your proxy statement, WHITE proxy card and annual report should reach you in the next week or so. In the meantime, a number of associates have asked how to support CM's Board of Directors and, in particular, the proper method of executing proxies. The guidelines are relatively simple. Please remember the following:

  1. CM will be using a WHITE proxy card. When you receive it in the mail, please sign, date and mail your CM WHITE proxy card in the envelope provided.

  2. The dissident Shareholders Committee is using a GOLD CARD which you may also receive in the mail. To support CM's Board of Directors, simply throw it away. In a proxy contest only the latest dated proxy card will count, so do not sign a GOLD CARD--not even to vote against their nominees--or you will cancel your earlier CM vote.
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  Lois Demler, our Corporate Secretary, has prepared a short memo which may answer some of your questions about the meeting and voting. A copy is attached for your reference. And remember, don't sign the GOLD cards--toss them away.

  As the proxy contest proceeds, your general managers and others will be keeping you up to date and will be available to answer your questions. In the meantime, let's not be distracted from the job at hand. Our continued success and stability depends on your focus, which we know we can count on.

  We look to the future--as should you--with confidence and renewed optimism fueled by the collective strength of CM associates. Together, we will succeed.

  With best regards to you and your families.

                                   Sincerely,

         /s/ TIMOTHY T. TEVENS               /S/ ROBERT L. MONTGOMERY, JR.
           Timothy T. Tevens                   Robert L. Montgomery, Jr.
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                  [LOGO FOR COLUMBUS McKINNON CORP. W/ADDRESS]

CM MEMORANDUM

To:   All CM Associates

From: Lois Demler

Re:   Annual Meeting Voting Procedures

Date: 7/15/99

  This year's annual meeting involves a proxy contest and you may expect to receive multiple mailings from both CM and the dissident Shareholders Committee. You should be aware that if you are a CM stockholder or ESOP participant you may also receive telephone calls from the dissidents or their proxy solicitor seeking your vote. Don't be bothered by these calls. CM will also actively be soliciting votes and we have a team of experts assisting us.

  Since many associates have asked about voting at this year's annual meeting, we have summarized some of the important rules to assist you. To support your Board of Directors, remember these two simple rules:

  1. CM will be using a WHITE proxy card. When you receive it in the mail, please sign, date and mail your CM WHITE proxy card in the envelope provided.

  2. The Shareholders Committee is using a GOLD CARD which you may also receive in the mail. Simply throw it away to support CM's Board of Directors. In a proxy contest only the latest dated proxy card will count, so do not sign a GOLD CARD--not even to vote against their nominees--or you will cancel your earlier CM vote.

  Some CM associates may hold CM stock in multiple accounts. To ensure that your shares are properly voted, please adhere carefully to the following:

1. CM ESOP:
   ----------

  If you are a CM ESOP participant, you will receive a WHITE voting instruction card in the mail, specifically for your ESOP shares. These voting instruction cards must be returned to the
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independent tabulator. Please mail your card(s) at once in the envelope provided. To support your Board, simply mark, sign, date and mail your WHITE card. Do not bring these cards to the meeting or your vote will not be counted.

2. STOCK FOR WHICH YOU HOLD A CM CERTIFICATE:
   -----------------------------------------------------

  You will also receive CM WHITE proxy cards for these shares. Please sign, date and mail your WHITE proxy card immediately upon receipt.

3. STREET NAME STOCK:
   -----------------------

  Finally, proxy cards will be distributed for CM shares held in "street" name. This includes all shares deposited in a bank or brokerage account (your banker or broker holds your stock certificate). Only your banker or broker can vote on your behalf and only after receiving your instructions. Please immediately sign, date and mail your WHITE proxy card (do so for each separate account) in the envelope provided by your banker or broker. Do not bring these cards to the meeting or your vote will not count!

  Remember, under no circumstances should you execute a GOLD card. Please discard them upon receipt. TO SUPPORT YOUR BOARD--SIGN, DATE AND MAIL YOUR CM WHITE PROXY CARD.

  Thank you for your careful attention. Please call me at (716) 689-5409 if you have any questions.